                                                                    Exhibit 10.4


================================================================================



                              REINSURANCE AGREEMENT



                                    EFFECTIVE



                                 JANUARY 1, 2003



                                     BETWEEN



                           WINDSOR INSURANCE COMPANY,
                                    REINSURER



                                       AND



                 GREAT AMERICAN INSURANCE COMPANY AND AFFILIATES
                                    REASSURED



================================================================================

                                TABLE OF CONTENTS

ARTICLE 1        Business Covered.......................................................Page 1

ARTICLE 2        Reinsuring Clause......................................................Page 1

ARTICLE 3        Obligatory Agreement...................................................Page 2

ARTICLE 4        Definitions............................................................Page 2

ARTICLE 5        Consideration..........................................................Page 3

ARTICLE 6        Administration.........................................................Page 4

ARTICLE 7        Term...................................................................Page 5

ARTICLE 8        Reinsurance Follows Original Policies..................................Page 5

ARTICLE 9        Joint Reinsurance Programs.............................................Page 5

ARTICLE 10       Reports................................................................Page 5

ARTICLE 11       Renewals and New Business..............................................Page 6

ARTICLE 12       Assistance and Cooperation.............................................Page 7

ARTICLE 13       Indemnification........................................................Page 7

ARTICLE 14       Termination............................................................Page 7

ARTICLE 15       Access to Records......................................................Page 7

ARTICLE 16       Errors and Omissions...................................................Page 7

ARTICLE 17       Notice Provision.......................................................Page 8

ARTICLE 18       Insolvency.............................................................Page 8

ARTICLE 19       Non-Assignability......................................................Page 9

ARTICLE 20       Unauthorized Reinsurance...............................................Page 9

ARTICLE 21       Arbitration...........................................................Page 10

ARTICLE 22       Miscellaneous.........................................................Page 11

                 Signatures............................................................Page 12

                              REINSURANCE AGREEMENT
                  (hereinafter referred to as the "Agreement")


THIS AGREEMENT, entered into as of the 1st day of January, 2003, by and between Great American Insurance Company and its affiliates signatory hereto (hereinafter "Reassured") and Windsor Insurance Company (hereinafter "Reinsurer").


                                    ARTICLE 1

BUSINESS COVERED

Reassured hereby cedes to Reinsurer and Reinsurer hereby assumes from Reassured one hundred percent (100%) of Reassured's ultimate net liability for Ultimate Net Aggregate Losses (as hereinafter defined) under all policies, certificates, binders, contracts or agreements of personal lines insurance (other than business written directly by Reassured and not through any of Reassured's independent insurance agents or brokers) written by Reassured's personal lines division and attributed to summing code 0063 and profit center 3480 which are or were in force on or prior to the date hereof or issued or renewed after the date hereof ("Reassured's Business"). Reassured's Business shall include all such personal lines insurance business assumed by Reassured under the Pooling Agreement in effect between Reassured and affiliated insurance companies and all such personal lines business distributed to profit centers which preceded or which succeed and replace the profit centers listed above.


                                   ARTICLE 2

REINSURING CLAUSE

A. Except as provided in paragraphs B and C below with respect to New York and New Jersey business, Reinsurer shall be liable to pay 100% of the Ultimate Net Aggregate Losses together with all other obligations which arise out of Reassured's Business, including, without limitation, all obligations relating to or arising out of any insolvency pool, guaranty fund, FAIR plan, wind pool, auto facility, hurricane catastrophe fund or other similar plan or fund.

B.      1)      Reassured will be responsible for, and Reinsurer will not
                assume, all New York assigned risk assessments and assignments generated by Reassured's Business written prior to January 1, 2003. Reinsurer will be responsible for and will assume all New
                York assigned risk assessments and assignments based on Reassured's Business written pursuant to Article 11 hereof on or after January 1, 2003.

        2) New York assigned risk assessments and assignments referred to in 1) above shall be allocated among the members of the holding company group of which Reinsurer and Reassured were a part as of September 30, 2002 ratably in the same manner as they have historically been allocated with excess credits, if any, being allocated among and between the members at no cost to any of the members.

C.      1)      Reassured shall be obligated for any liabilities or requirements to the extent that they arise out of any dispute between Reassured and Palisades Insurance Company and/or Palisades
                Safety and Insurance Association in connection with the Master
                Transfer Agreement dated as of September 5, 2002, between the parties.

        2) Reassured's Business will not include any voluntary business in New Jersey with an effective date after December 31, 2002. Reinsurer shall not be responsible for any (a) assigned risk assessments or assignments, or (b) other involuntary assessments (including excess profits owed), which are attributable to New Jersey, regardless of the date thereof.


                                    ARTICLE 3

OBLIGATORY AGREEMENT

The liability of Reinsurer with respect to all business reinsured under this Agreement is obligatory and the liability shall begin and end simultaneously with that of the Reassured. Reassured shall not make or agree to any alterations, waivers, cancellations, or changes in rates, terms, or conditions in connection with the business subject to this Agreement without the consent of Reinsurer, which consent shall not be unreasonably withheld or delayed, unless the same are required by law or regulation.


                                    ARTICLE 4

DEFINITIONS

A.      "Ultimate Net Aggregate Losses" shall mean the sum of:

        1) Actual loss payments paid in settlement of claims or suits or in satisfaction of judgments on Reassured's Business less any Salvage collected;

        2)      Loss Expense paid in connection with Reassured's Business;

        3) Extracontractual Obligations arising from conduct of Reinsurer or Reassured and paid in connection with the handling or resolution of any losses reinsured hereunder;

        4) All losses, loss adjustment expenses and costs paid in connection with Corporate Obligations, including, without limitation, all costs and expenses incurred in claims, suits, arbitrations, regulatory proceedings and other proceedings in connection therewith; and

        5)      Less collectible reinsurance on Reassured's Business.

B. "Loss Expense" shall mean all expenses incurred in the investigation, adjustment, and defense of all claims under the Reassured's Business, including, without limitation, loss expenses, court costs, declaratory judgment expenses, and pre-judgment and post-judgment interest. Loss

        Expense shall also include any ordinary and reasonable unallocated loss adjustment expense incurred by Reassured in the handling of claims arising out of Reassured's Business.

C. "Salvages" shall mean any recovery, including any subrogation recovery, made in connection with a claim or loss, less expenses paid in making such recovery. All salvages, recoveries, and payments recovered or received subsequent to a loss payment under this Agreement shall be applied as if recovered and received prior to the loss payment and all necessary adjustments shall be made by the parties.

D. "Extracontractual Obligations" shall mean those liabilities not covered under any other provision of this Agreement and which arise from or in connection with the operation, administration, underwriting or claim handling on the Reassured's Business, such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, or denying coverage, or in the preparation or prosecution of an appeal consequent upon such action.

        The date on which an Extracontractual Obligation is incurred by Reassured shall be deemed, in all circumstances, to be the date of the action taken or not taken giving rise to the extracontractual action.

        "Extracontractual Obligations" shall also include losses in excess of policy limits of Reassured's original policy, such loss in excess of limit having been incurred because of failure by Reassured or Reinsurer to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting coverage or an offer of settlement or in the preparation of the defense or in the trial of any action against an insured or reinsured or in the preparation of prosecution of an appeal consequent upon such action. For purposes of this definition, the word "loss" shall mean any amounts for which Reassured would have been contractually liable to pay had it not been for the limit of the original policy.

        In no event shall coverage for Extracontractual Obligations be provided hereunder to the extent that such coverage is not permitted under New York law.

E. "Corporate Obligations" shall mean all liabilities related to Reassured's Business other than (a) Extracontractual Obligations and (b) claims payments, including loss adjustment expenses, and (c) other obligations for which a reserve has been transferred to Reinsurer. The date on which a Corporate Obligation is incurred by Reassured shall be deemed, in all circumstances, to be the date of the action taken or not taken giving rise to the obligation.



                                    ARTICLE 5

CONSIDERATION

        In consideration for the assumption by Reinsurer of that portion of Reassured's Business which is or was in force on or prior to the date hereof, Reassured shall transfer to Reinsurer funds and/or securities equal in market value to $115.3 Million. In consideration for the assumption by Reinsurer of that portion of Reassured's Business issued or renewed after the date hereof, Reinsurer shall receive one hundred percent (100%) of the net premiums received by Reassured on such business and shall pay to Reassured a ceding commission equal to Reassured's cost of producing such business. In addition to the ceding commission on Reassured's Business issued or renewed after the date hereof, Reinsurer shall pay a fronting fee on such business equal to four-tenths of one percent (.4%) of gross premiums received. The amount of the fronting fee shall be increased in the event that Infinity Property and Casualty Corporation is no longer an affiliate, as defined by statutory accounting rules, of American Financial Group, Inc. in an amount sufficient to fully compensate Reassured for the amount of any increased Standard & Poors' capital charge for unaffiliated companies reinsurance recoverables. "Net premiums" shall mean gross premiums received less return premiums and premiums paid for reinsurance ceded to other than Reinsurer.



                                    ARTICLE 6

ADMINISTRATION

A. Reinsurer shall be entitled to receive and retain for its own account all incoming sums of money on or in connection with Reassured's Business due or becoming due to Reassured on or after the effective date hereof.

B. The parties agree that Reinsurer shall have the right and obligation, at its expense, to exercise and perform all of Reassured's rights and obligations in connection with Reassured's Business and Reassured hereby assigns, transfers, and grants to Reinsurer the rights, powers, and privileges of Reassured to exercise and perform the same. Without limiting the foregoing, it is agreed that Reinsurer shall have the right and/or obligation to:

        1) give, receive, execute, issue, and deliver all notices, endorsements, waivers, demands, proofs, and agreements of every kind and nature which may be necessary or desirable in connection with the policies or any reinsurance in connection with the policies covered by this Agreement;

        2) ask, demand, attach, sue for, recover, receive, and receipt for all premiums, debts, and sums of money due or becoming due on, under or in connection with Reassured's Business;

        3) to adjust, settle, pay, defend, arbitrate, and/or compromise any and all claims under or in connection with Reassured's Business; and

        4) prosecute or defend any action which Reinsurer deems necessary or desirable in order to exercise the rights, powers, and privileges granted to Reinsurer hereunder.

C. The parties agree that in fulfilling Reinsurer's obligations under Section B(3) above, the Reinsurer or its designated representative shall adjust, settle, or compromise all losses in connection with policies reinsured under this Agreement. All such adjustments, settlements, and compromises shall be paid by Reinsurer from its own funds. The Reinsurer shall have vested rights in salvage, subrogation, and recoveries under any claims made against policies covered by this Agreement. The Reinsurer also shall pay all loss expense in the investigation, adjustment, appraisal, or defense of all claims under policies reinsured under this Agreement and Reinsurer shall have the right to receive any recoveries of such expense. The obligations and duties of Reinsurer under this provision shall continue after the termination of this Agreement as to all policies reinsured hereunder until any and all claims under policies reinsured under this Agreement no longer exist or are resolved.


                                    ARTICLE 7

TERM

This Agreement shall be effective as of the 1st day of January, 2003 at 12:01 A.M. and shall continue in force unless and until cancelled in accordance with the termination provisions of Article 14 of this Agreement.

                                    ARTICLE 8

REINSURANCE FOLLOWS ORIGINAL POLICIES

Reinsurance ceded under this Agreement is subject to the terms and conditions of the original policy or policies comprising Reassured's Business and automatically follows all changes in coverages and all endorsements made a part of such original policy or policies, provided, however, that any such changes made by Reassured after the effective date of this Agreement are consented to by Reinsurer, which consent shall not be unreasonably withheld or delayed.

                                    ARTICLE 9

JOINT REINSURANCE PROGRAMS

To the extent that Reassured and Reinsurer participate or have participated in any joint reinsurance programs, such participation shall continue and shall be prorata based on each party's prorata portion of both premiums and losses.


                                   ARTICLE 10

REPORTS

Within thirty (30) days after the close of each calendar month during the term of this Agreement, after Reinsurer has moved Reassured's Business to its systems, Reinsurer shall furnish to Reassured reports of transactions relating to Reassured's Business, including (a) all premiums written and earned; (b) a summary of losses and loss expenses split between paid, less salvage received, and outstanding, both reported and unreported, for the current calendar year and inception to date; and (c) such other information which Reassured may reasonably request or which may be required to complete Reassured's annual statement or other reports required by any governmental authority with jurisdiction over Reassured. Such reports shall be furnished by Reassured to Reinsurer until Reassured's Business is moved to Reinsurer's systems.


                                   ARTICLE 11

RENEWALS AND NEW BUSINESS

A. For three years after the effective date of this Agreement, Reassured shall and shall cause its affiliates to write Reassured's Business as requested by Reinsurer under the Service Agreement dated effective January 1, 2003 between American Financial Group, Inc. and Infinity Property and Casualty Corporation in compliance with the form and rate filings then in effect and all such business shall be reinsured 100% by Reinsurer hereunder. Reinsurer has the sole and exclusive right to renew the policies, which are subject to this Agreement. The parties acknowledge that the Reassured may engage in the personal lines business and may write personal lines policies which shall not be subject to the terms of this Agreement.

B. Reinsurer intends to appoint all of the agents of Reassured who produced the Reassured's Business to offer the Reinsurer's own policies and contracts of insurance to renew and replace the personal lines policies. Reassured authorizes Reinsurer to make such appointments.

C. If, from the termination date of this Agreement and thereafter, Reinsurer is unable to renew for any reason whatsoever, the personal lines business on its own policies and contracts of insurance, then, upon Reinsurer's written request, Reassured shall offer to renew such of the personal lines business which Reinsurer cannot renew on its own policies. If, during this same period, Reinsurer is unable to issue for any reason whatsoever a policy or contract of insurance representing new business, which policy or contract would have been personal lines business had the policy been in force on the effective date of this Agreement then, upon Reinsurer's written request, Reassured shall offer to issue policies or contracts of insurance for such new business. All policies and contracts of insurance issued by Reassured under this Article shall be deemed to be personal lines business reinsured hereunder for all purposes of this Agreement. Likewise, if Reinsurer does not for any reason renew any of the personal lines business and Reassured is required to renew it, such renewal policies shall be deemed to be personal lines business reinsured hereunder. All policies and contracts of insurance issued by Reassured under this Article shall be reinsured one hundred percent (100%) by Reinsurer with no portion of the liabilities thereunder ceded by Reassured to other reinsurers as if this Agreement had not terminated.

D. Reinsurer shall be responsible for all fees, assessments and assignments levied against Reassured by any state insolvency pool or guaranty fund which are based on premiums written or earned on the business written pursuant to this Article.

                                   ARTICLE 12

ASSISTANCE AND COOPERATION

Reassured agrees to cooperate fully with Reinsurer with respect to claims or other disputes arising out of or in connection with Reassured's Business. Reassured shall give prompt notice to Reinsurer of any claims or lawsuits made or brought against Reassured arising out of or in connection with Reassured's Business.


                                   ARTICLE 13

INDEMNIFICATION

Reinsurer shall defend and indemnify Reassured against and hold Reassured harmless from any costs, expenses, and fees of any type incurred in connection with the defense of any action in connection with business covered by this Agreement, including, without limitation, damages, fines or penalties of any kind that may result from Reinsurer's performance or failure to perform any or all obligations under this Agreement.


                                   ARTICLE 14

TERMINATION

Notwithstanding the foregoing, the obligations under this Agreement may be terminated at any time upon terms mutually acceptable to the parties, including adequate security for outstanding obligations at the time of termination. Except as provided in Article 11, this Agreement shall not apply to any insurance business written or assumed by Reassured after December 31, 2006 unless this Agreement is extended by mutual agreement of the parties to apply to insurance business written after such date.

                                   ARTICLE 15

ACCESS TO RECORDS

Reinsurer and Reassured shall each allow the other and all regulatory agencies having jurisdiction to inspect at all reasonable times all of its records with respect to Reassured's Business and with respect to claims, losses, or legal proceedings which involve or are likely to involve Reassured's Business.


                                   ARTICLE 16

ERRORS AND OMISSIONS

Inadvertent delays, errors, or omissions made in connection with the business under this Agreement shall not relieve either party from any liability which would have attached to it had such delay, error, or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

                                   ARTICLE 17

NOTICE PROVISION

Notices, requests, demands, or other communications given pursuant to or in connection with this Agreement, shall be in writing and shall be personally delivered or sent by first class mail, postage prepaid to the addresses as follows:

        REINSURER:

        Windsor Insurance Company
        11700 Great Oaks Way
        Alpharetta, GA 30022

        REASSURED:
        Great American Insurance Company
        580 Walnut Street
        Cincinnati, OH 45202
        Attention:  General Counsel


                                   ARTICLE 18

INSOLVENCY

Notwithstanding any other provision to the contrary, in the event of the insolvency of Reassured, the reinsurance provided by this Agreement shall be payable by Reinsurer on the basis of the liability of Reassured for the business reinsured hereunder, without diminution because of such insolvency, directly to Reassured or its liquidator, receiver or statutory successor.

Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance provided by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. Reinsurer shall have the right to investigate each such claim or loss and interpose, at its own expense, in the proceeding where the claim or loss is to be adjudicated, any defense available to Reassured, its liquidator, receiver, or statutory successor. The expense thus incurred by Reinsurer shall be chargeable, subject to court approval, against the insolvent Reassured as part of the expense of liquidation to the extent of the proportionate share of the benefit which may accrue to Reassured solely as a result of the defense undertaken by Reinsurer.

Nothing contained in this Article is intended to change the relationship of the parties to this Agreement or to enlarge upon the rights or obligations of either party hereunder except as provided herein. Its intent is to pay the statutory successor of Reassured on the basis of the amount of liability determined in the liquidation or receivership proceeding rather than on the basis of the actual amount of loss paid by the liquidator, receiver, or statutory successor to allowed claimants.

                                   ARTICLE 19

NON-ASSIGNABILITY

Neither Reassured nor Reinsurer may assign any of its rights or obligations under this Agreement without the express written consent of the other, except that the Reassured may assign its rights under this Agreement to any of its affiliates in connection with a merger involving the Reassured or in connection with the acquisition of substantially all the assets of the Reassured.


                                   ARTICLE 20

UNAUTHORIZED REINSURANCE

A. If any jurisdiction in which any portion of Reassured's Business was written shall not permit Reassured, in the statements required to be filed with such jurisdiction's regulatory authority(ies), to receive full credit as admitted reinsurance for the reinsurance provided by Reinsurer under this Agreement, Reinsurer agrees to fund such obligations (hereinafter referred to as "Reinsurer's Obligations") by funds withheld, cash advances, Letter of Credit or Trust Agreement. The Reinsurer shall have the option of determining the method of funding provided the Reassured receives full credit for Reinsurer's Obligations from insurance regulatory authorities having jurisdiction over Reassured's reserves.

B. When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Reassured of a clean, irrevocable and unconditional Letter of Credit issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Reassured's reserves in an amount equal to the Reinsurer's proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days (sixty (60) days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Reassured by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C. The Reinsurer and Reassured agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Reassured or any successor, by operation of law, of the Reassured including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Reassured for the following purposes, unless otherwise provided for in a separate Trust
        Agreement:

        1. to reimburse the Reassured for the Reinsurer's Obligations, the payment of which is due under the terms of this Agreement and which has not been otherwise paid;

        2. to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Agreement.

D. In the event the amount drawn by the Reassured on any Letter of Credit is in excess of the actual amount determined to be due, the Reassured shall promptly return to the Reinsurer the excess amount so drawn.

E. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Reassured or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Reassured.

F. At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Reassured shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit, in the following manner:

        1. If the statement shows that the Reinsurer's Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Reassured of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

        2. If, however, the statement shows that the Reinsurer's Obligations are less than the balance of credit as of the statement date, the Reassured shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.


                                   ARTICLE 21

ARBITRATION

As a condition precedent to any right arising hereunder, any dispute between Reassured and Reinsurer arising out of the provisions of this Agreement, or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner hereinafter set forth.

Unless the parties agree upon a single arbitrator within 30 days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in the manner described below.

The members of the arbitration panel shall be chosen from persons knowledgeable in the insurance and reinsurance business with no prior or present business or personal connection to either party or another arbitrator. Unless a single arbitrator is agreed upon, the party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof, by registered or certified mail, return receipt requested, to the other party (hereinafter referred to as the "respondent") together with the notice of intention to arbitrate. Within 30 days after receiving such notice, the respondent shall also appoint an arbitrator and notify the claimant thereof. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within 20 days after the appointment of the arbitrator chosen by the respondent, the two arbitrators fail to agree upon the appointment of an umpire, each of them shall nominate two individuals to serve as umpire, of whom they shall decline two and the umpire shall be chosen from the remaining two by drawing lots. The name of the individual first drawn shall be the umpire.

If the respondent fails to appoint an arbitrator within 30 days after receiving a notice of intention to arbitrate, such arbitrator shall be appointed by the claimant who shall then, together with the first arbitrator appointed by the claimant, choose an umpire as provided in the preceding paragraph of this Article.

Any arbitration instituted pursuant to this Article shall be held in Cincinnati, Ohio unless some other place is mutually agreed upon by Reassured and Reinsurer.

Unless otherwise extended by the arbitration panel, or agreed to by the parties, each party shall submit its case to the panel within 30 days after the selection of an umpire.

All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall also have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usages of the insurance and reinsurance business, and shall make their award with a view of effecting the general purpose of this Agreement rather than in accordance with a literal interpretation of the language.

The arbitration panel shall render its decision within 60 days after conclusion of the proceeding, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. No punitive damages may be awarded.

Unless otherwise allocated by the panel, all costs of the arbitration proceeding, including the fees of the arbitrators and umpire, shall be borne equally among the parties.


                                   ARTICLE 22

MISCELLANEOUS

A. On or before the thirtieth (30th) day following the end of each calendar quarter during the term hereof any balance due to any of the parties hereto shall be remitted in cash to the party(ies) owed.

B. This Agreement expresses the entire understanding of the parties and supercedes any prior agreements or understandings concerning the subject matter hereof. No amendment to or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by all of the parties.

C. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate effective as of January 1, 2003.


                                    WINDSOR INSURANCE COMPANY



                                    By:  /s/ SAMUEL J. SIMON
                                       -----------------------------------------
                                            Name:  Samuel J. Simon
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------


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                                    AMERICAN SPIRIT INSURANCE COMPANY GREAT
                                    TEXAS COUNTY MUTUAL INSURANCE COMPANY



                                    By:  /s/ EVE CUTLER ROSEN
                                       -----------------------------------------
                                            Name:   Eve Cutler Rosen
                                                 -------------------------------
                                            Title:  Vice President
                                                  ------------------------------


                                    GREAT AMERICAN LLOYD'S INSURANCE COMPANY
                                    By its Attorney-In-Fact, Great American
                                    Lloyd's, Inc.



                                    By:  /s/ EVE CUTLER ROSEN
                                       -----------------------------------------
                                            Name:   Eve Cutler Rosen
                                                 -------------------------------
                                            Title:  Vice President
                                                  ------------------------------


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